UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): March 8, 2016

AVANT DIAGNOSTICS, INC.

(Exact name of registrant as specified in charter)

Nevada	000-54004	98-0599151
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

8561 East Anderson Drive, Suite 104

Scottsdale, AZ 85225

(Address of principal executive offices)

Registrant's telephone number, including area code: (480) 478-6660

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

On March 8, 2016, Avant Diagnostics, Inc. (the "Company") issued a convertible promissory note to Amarantus Bioscience Holdings, Inc. (the "Investor") pursuant to which the Investor purchased a note with aggregate principal amount of $100,000 for an aggregate purchase price of $100,000 (the "Note"). The Note bears interest at 12% per annum and matures one year from the date of issuance. The Note will be convertible at the option of the Investor at any time into shares of common stock, at an initial conversion price equal to $0.20, subject to adjustment. The conversion price of the Note is subject to customary adjustments provisions for stock splits, stock dividends, recapitalizations and the like. The Investor has contractually agreed to restrict its ability to convert the Note such that the number of shares of the Company common stock held by the Investor and their affiliates after such conversion does not exceed 4.99% of the Company's then issued and outstanding shares of common stock.

As of the date hereof, the Company is obligated on $100,000 face amount of the Note issued to the Investor. The Note is a debt obligation arising other than in the ordinary course of business which constitute a direct financial obligation of the Company.

The securities sold were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(a)(2) and Regulation D (Rule 506) promulgated thereunder under the Securities Act of 1933, as amended (the "Securities Act"), and the corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering. The Investor is an "accredited investor" as such term is defined in Regulation D promulgated under the Securities Act. This current report shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such securities contain a legend stating the same.

The foregoing information is a summary of the agreement involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as an exhibit to this Current Report on Form 8-K.  Readers should review such agreement for a complete understanding of the terms and conditions associated with this transaction.

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Item 8.01 Other Items.

On March 7, 2016, the Company issued a press release announcing announced that it has jointly entered into a letter of intent with Investor and Theranostics Health, Inc. ("THI") for the Company to acquire assets and certain liabilities of THI, adding key CLIA laboratory and intellectual property capabilities to the Company's previously announced non-binding letter of intent to acquire Amarantus Diagnostics, Inc. A copy of the Company's press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits. The following exhibits are filed with this report:

Exhibit No.	Description of Exhibit

10.1	Form of Convertible Promissory Note issued to Amarantus Biosciences Holdings, Inc.

99.1	Press Release, dated March 7, 2016

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVANT DIAGNOSTICS, INC.

Date: March 11, 2016	By:	/s/ Gregg Linn
	Name:	Gregg Linn
	Title:	Chief Executive Officer

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